OSPEY PARTNERS INEVESTMENT MANAGEMENT, LLC

                                 CODE OF ETHICS

RULES GOVERNING PERSONAL SECURITIES TRANSACTIONS

Osprey Partners Investment Management, LLC. in its attempts to comply with Rule 17j-1 under the Investment Company Act and the provisions of the Investment Advisors Act (including Rule 204-2(12), has established the following procedures to prevent activities that could result in conflicts of interest, or that may abuse fiduciary duties to Clients.

I. DEFINITIONS: Wherein used herein, unless otherwise required by the context:

1. "Act" means the Investment Advisers Act of 1940, as amended, as in effect at the time any reference to it is made for purposes of any determination hereunder. The Act regulates the activities of Registered Investment Advisors, of which Osprey Partners Investment Management LLC is one.

"ICA" means the Investment Company Act of 1940, as amended, as in effect at the time any reference to it is made for purposes of any determination hereunder. The ICA regulates all those that deal with a Registered Investment Company.

2. "Osprey" means Osprey Partners Investment Management, LLC., a New Jersey limited liability corporation.

3. "Employee" means an officer, director, control person, or employee of the Company and includes the spouse and minor children of such an employee, and any parent or any other person who shares a household with such an employee, or that has a "beneficial interest" (as defined by the Securities Exchange Act of 1934) or "pecuniary interest" (as defined in the ICA) in an account of or with any employee.

4. "Client" means any person, corporation, investment company, or other entity for which the Company is an investment advisor as defined in the Act or ICA.

5.     The term "security" shall have the meaning prescribed in the Act and ICA.

6. The term "transaction" means any acquisition or disposition of any interest in or right to a security.

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II.     SECURITIES TRANSACTIONS:

Osprey imposes the following restrictions:

No "access person" or "advisory person" (as defined by the ICA, Rule 17j-1) may purchase or sell any security, or any other security having the same issuer (with the exception of those issues excluded by ICA), for his or her account or for any account in which he or she is a beneficial owner for 7 days prior to the initiation of the buy or sell program for a security that will be "held or to be acquired" by all clients which (a) involve, (b) propose to involve, or (c) reasonably might involve any transaction in such security.

III.   REPORTING REQUIREMENTS FOR ALL "ACCESS PERSONS" (AS AMENDED 8/24/00)

Osprey Partners has adopted the following reporting requirements using Rule 17j-1 under the Investment Company Act of 1940 as a guide. These requirements apply to all employees who are "Access Persons", defined under Rule 17j-1 to cover persons such as officers, directors, general partners, portfolio managers, traders, research analysts and others (see the definitions below).

o   INITIAL HOLDINGS REPORT

    Except for the transactions set forth below, any person who becomes an Access Person of Osprey Partners must submit within 10 days of becoming an Access Person an Initial Holdings Report (see Appendix A) listing all securities that he or she holds in an Access Person Account. The Report should be forwarded to the Compliance Officer.

o   ANNUAL HOLDINGS REPORT

    Each Access Person must submit an Annual Holdings Report (see Appendix A) listing all securities in an Access Person Account. The information in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted. The completed report should be submitted to the Compliance Officer within 45 days of the end of the calendar year.

o   EXEMPTIONS FROM REPORTING REQUIREMENTS

    Securities Transactions involving the following circumstances or Securities are exempt from the reporting requirements set forth above: (1) neither the Access Person nor an Immediate Family Member had any direct or indirect influence or control over the transaction; (2) Securities directly issued by the U.S. Government; (3) bankers' acceptances; (4) bank certificates of deposit; (5) commercial paper; (6) high quality short-term debt instruments (including repurchase agreements); (7) shares issued by open-end mutual

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    funds; and (8) other Securities as may from time to time be designated in writing by the Compliance Officer based on a determination that the risk of abuse is minimal or non-existent.

o   DEFINITIONS

    ACCESS PERSON means any trustee, director, general partner, officer or Advisory Person of Osprey Partners.

    ADVISORY PERSON means (i) any employee of Osprey Partners (or of any company in a control relationship with such companies) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an Advisory Client, or whose functions relate to the making of any recommendation with respect to such purchases or sales, and (ii) any natural person in a control relationship to such companies who obtains information concerning recommendations made to an Advisory Client with respect to the purchase and sale of securities by an Advisory Client.

    ACCESS PERSON ACCOUNT means the following Securities accounts: any personal account of an Access Person; any joint or tenant-in-common account in which the Access Person has an interest or is a participant; any account for which the Access Person acts as trustee, executor, or custodian; any account over which the Access Person has investment discretion or otherwise can exercise control (other than non-related clients' accounts over which the Access Person has investment discretion), including the Employee Policy and Procedures Manual accounts of entities controlled directly or indirectly by the Access Person; and any other account in which the Access Person has a direct or indirect Beneficial Interest (other than such accounts over which the Access Person has no investment discretion and cannot otherwise exercise control); and any account in which an Immediate Family member has a Beneficial Interest.

    ADVISORY CLIENT means any client to whom Osprey Partners provides investment advice.

    BENEFICIAL INTEREST means the opportunity to share, directly or indirectly, in any profit or loss on a transaction in Securities, including, but not limited to, all joint accounts, partnerships, and trusts.

    COMPLIANCE OFFICER means the so-designated individual at Osprey Partners (or that person's designee if the compliance person is absent or unavailable).

    IMMEDIATE FAMILY of an Access Person means any of the following persons who reside in the same household as the Access Person:

           child                  grandparent                 son-in-law
           stepchild              spouse                      daughter-in-law
           grandchild             sibling                     brother-in-law

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           parent                 mother-in-law               sister-in-law
           stepparent             father-in-law

    Immediate Family includes adoptive relationships.

    Investment Personnel (or, singularly, Investment Person) are (i) employees of Osprey Partners (or of any company in a control relationship to such companies) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of a security, or (ii) any natural person who controls Osprey Partners and who obtains information concerning recommendations made to an Advisory Client regarding the purchase and sale of securities by the Advisory Client. References to Investment Personnel include Portfolio Managers.

    PORTFOLIO MANAGER means those natural persons employed by Osprey Partners who are entrusted with the direct responsibility and authority to make investment decisions affecting an advisory client of Osprey Partners.

    SECURITY includes publicly traded stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments, such as options and warrants. Security also includes futures and options on futures but, unlike other Securities, there is no requirement in the Code that such Securities be precleared. Osprey Partners does not normally invest in private placements or initial public offerings for any clients.

    SECURITIES TRANSACTION means a purchase or sale of Securities.

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                                   APPENDIX A

                         INITIAL/ANNUAL HOLDINGS REPORT

         In accordance with the Code of Ethics, please list all securities holdings for each of your Access Person Accounts, including accounts of your Immediate Family.

(1)                                       Initial or Annual Report (circle one)

(2)      Name of Access Person:           ______________________________________

(3)      If different than #1, name of
         the person in whose name
         the account is held:             ______________________________________

(4)      Relationship of (2) to (1):      ______________________________________

(5)      Account Number:                  ______________________________________

(6) For each account, attach your most recent account statement listing securities in that account. If you own securities that are not listed in an attached account statement, list them below:

     NAME OF SECURITY      QUANTITY      PRINCIPAL AMOUNT      NAME OF CUSTODIAN

1.

2.

3.

4.

(Attach separate sheet if necessary)

         I certify that this form and the attached statements (if any) constitute all of the securities in my Access Person Accounts, including accounts of my Immediate Family.

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Access Person Signature

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Print Name

Dated: ______________________________

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IV.    GENERAL RULES:

No Employee shall disclose to any person any information regarding any investment program or security transaction being contemplated, planned or executed for or on behalf of any Client except to (a) those employees who are necessarily involved, or have a need to know, (b) brokers or dealers when mutually executing the transactions in question and only to the extent necessary properly to execute the transaction, and (c) custodians and others who are necessarily involved in such aspects of any transactions as are necessary to be informed.

V.     REPORTS:

To review and monitor compliance with these restrictions, a record is kept of all purchases or sales of such securities for the Company's own account, and a reporting system requires all Employees of OSPREY to report in writing all personal security transactions and securities held to the Managing Partners of OSPREY. This transactional information should include, at a minimum, the following: date of purchase or sale, name of issue, number of shares or face value of bond, commission, name of broker, and proceeds. Holding information should include, at a minimum, the following: Face value of bond or number of shares, name of issue, and current market value. Please note that private placements are subject to these reporting requirements.

Each Employee shall, within ten days after the end of each calendar month, report any security transactions in any account in which he/she has any beneficial ownership, or over which he/she has any management or control, in reasonable detail in writing to the Managing Partners of OSPREY. All such reports shall be maintained in strict confidence and are subject to disclosure only to the General Counsel, Regulatory Authorities, Directors of the Company, and the Director of Compliance. A report should be made at least quarterly even if no trades occur. All Employees of OSPREY shall arrange to have their brokers or custodians send duplicate copies of confirmations and/or statements directly to OSPREY.

The Managing Partners shall regularly review the duplicate copies of confirmations/statements in order to assure that steps are taken to prevent "insider trading" (as defined in section 204A of the Act). Personal trading records will be maintained and preserved in accordance with the Act and ICA.

VI.    EXCEPTIONS*:

"Advisory persons" of OSPREY shall seek advance approval of securities transactions, optimally in writing, from either the Managing Partners of the Company or the Director of Compliance. The Managing Partners of OSPREY shall keep a record of the determination and reasons therefore in respect of any request for approval.

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The Director of Compliance and/or Director of Compliance Administration shall maintain a log of all requests for advanced approval for securities transactions, which will include the following information:

Name of Employee
Date request is made
Is security in question on current Restricted List?
Number of shares and/or dollar value to be transacted
Market capitalization of company in question
Any other information that may be requested

For securities of companies that exceed $1 billion market capitalization: OSPREY hereby provides that any security transactions which total 1000 shares or less, or have a market value at the time of transaction of less than or equal to $50,000, shall be deemed below the level for which specific advanced approval is necessary.

For securities of companies of less than $1 billion market capitalization:
OSPREY hereby provides that any security transactions which total 500 shares or less, or have a market value at the time of transaction of less than or equal to $20,000, shall be deemed below the level for which specific advanced approval is necessary.

This directive only pertains to those securities that are on the current "Restricted List". * Amended 3/1/99 - Rules Governing Personal Transactions (VI. Exceptions)

VII.   ACCEPTANCE BY EMPLOYEES:

1. Each employee shall indicate on a copy of these rules by his/her signature that he/she has read the same and will abide by them. The Secretary of the Company shall keep the copy so signed by the employee in the Employee's personnel file following its review by the Managing Partners.

2. Failure by an employee to sign and/or observe these rules shall be a basis for dismissal for cause and every Employee of the Company shall be deemed by his/her signature to those rules to have agreed that the terms of his/her employment interpreted.

3. These rules may be amended from time to time by the Managing Partners of the Company in order to maintain compliance with regulatory changes, and each Employee shall be furnished a copy of such amendment immediately after it has become effective. Failure of any Employee to advise the Managing Partners within five days after receipt of such amendment, that he/she does not wish to accept the terms of the rules as thus amended will be deemed to be an acceptance of the rules as thus amended.

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VIII.  EFFECTIVE DATE:

These rules shall be effective on and after September 10, 1998 except as subsequently amended pursuant to the terms hereof.

By Order of the Managing Partners

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The undersigned hereby certifies that he/she has read and will abide by the foregoing rules.

NAME:____________________________________________________

DATE:____________________________________________________

Initiated September 10, 1998
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